                                                                     Exhibit 11A


                         PacifiCare Health Systems, Inc.

             Computation of Net Income per Share of Common Stock -
                                     Primary

           (Dollars and shares in thousands, except per share amounts)

                                                                                      Three months ended
                                                                                          December 31,
                                                                               ---------------------------------
                                                                                    1995               1994
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----------------------------------------------------------------------------------------------------------------
 Shares outstanding at the beginning of the period                                  30,945             27,528

 Weighted average number of shares issued during the period in connection with compensation awarded in stock and exercise of
    stock options                                                                       39                 20

 Dilutive shares issuable, net of shares assumed to have been purchased (at the average market price) for treasury with assumed proceeds from:

        Contingent exercise of stock options                                           600                682

        Registered equity purchase contracts                                            64                  1
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 Total shares - primary                                                             31,648             28,231
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 Net income                                                                    $    27,979        $    20,057
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 Primary earnings per share                                                    $      0.88        $      0.71
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


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